Exhibit 99.1

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

Enesco Announces Establishment of Executive Committee to Support Sustainable Growth

Company Creates New Position of Executive Vice President to Add to Role of Chief Financial
Officer; Aggressive Search Underway by Board and CEO

Itasca, Ill. – March 16, 2006 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that its Board of Directors approved at its recent meeting a business realignment to be implemented by Cynthia Passmore, President and Chief Executive Officer, aimed at bringing greater focus and resources to the Company’s operating improvement plan, while improving its ability to grow share in its key giftware markets.

A new Executive Committee is being formed to direct Enesco’s turnaround and ensure the Company is positioned appropriately for sustainable growth once its operating improvement plan objectives have been achieved. The Executive Committee will include Ms. Passmore, a yet to be hired Executive Vice President and Chief Financial Officer, and key business unit leaders in the U.S., the U.K. and Canada.

Ms. Passmore and the Company’s management team have led the effort through the second half of 2005 to develop and implement a comprehensive operating improvement plan. The plan was designed to generate cost savings and achieve greater efficiencies throughout the organization, and results are expected to be fully realized in 2007.

Ms. Passmore will direct her management strengths specifically on sustainable growth for the business. She will directly oversee all departments that interface with Enesco’s external audiences, including product development, sales, marketing, investor relations and communications, as well as the U.S., Europe, China and Canada business units. This will enable Ms. Passmore to focus on the Company’s strategic vision and mission, new product development and marketing strategy and execution.

Executive Vice President and Chief Financial Officer Role
The as yet to be hired Executive Vice President and Chief Financial Officer will report to Ms. Passmore and will have responsibility for finance and all operational functions. This individual will directly oversee the Company’s outside management consultant, Keystone Consulting Group.

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The Board of Directors has established a new search committee consisting of three of its members – Ms. Passmore, Thane Pressman and Leonard Campanaro. The search for this individual expands upon the Company’s previous search for a Chief Financial Officer. Enesco has retained the services of an executive recruiter and an aggressive search is already underway. The Company’s search criteria include an executive with prior turnaround experience in finance and operations.

“We believe we are making progress with our operating improvement plan and are establishing a management structure that will carry the Company forward beyond the turnaround phase,” said Passmore. “While we have more work ahead in 2006, we believe this business realignment will not only help us to achieve our goal to improve our operating performance, but also will position us to continue increasing our share in the gift market in the future.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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